Exhibit 99.1

KKR PHOENIX AGGREGATOR L.P.	06/16/2025
By: KKR Phoenix Aggregator GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR PHOENIX AGGREGATOR GP LLC	06/16/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS FUND XII L.P.	06/16/2025
By: KKR Associates Americas XII L.P., its general partner
By: KKR Americas XII Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES AMERICAS XII L.P.	06/16/2025
By: KKR Americas XII Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII LIMITED	06/16/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary